Exhibit 99.1

FAX (303) 623-4258

TBPE REGISTERED ENGINEERING FIRM F-1580

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147